EXHIBIT 3.2

BYLAWS OF

LOWE'S COMPANIES, INC.

As Amended and Restated December 8, 1995


INDEX


ARTICLE I.   OFFICES                                                         1



ARTICLE II.  SHAREHOLDERS                                                    1

     SECTION 1.     ANNUAL MEETING                                           1
     SECTION 2.     SPECIAL MEETINGS                                         1
     SECTION 3.     PLACE OF MEETING                                         1
     SECTION 4.     NOTICE OF MEETING                                        2
     SECTION 5.     CLOSING OF TRANSFER BOOKS OR
                     FIXING OF RECORD DATE                                   2
     SECTION 6.     VOTING LISTS                                             2
     SECTION 7.     QUORUM                                                   3
     SECTION 8.     PROXIES                                                  3
     SECTION 9.     VOTING OF SHARES                                         3
     SECTION 10.    CONDUCT OF MEETINGS                                      3



ARTICLE III.  BOARD OF DIRECTORS                                             5

     SECTION 1.     GENERAL POWERS                                           5
     SECTION 2.     NUMBER, TENURE AND QUALIFICATIONS                        5
     SECTION 3      FOUNDING DIRECTOR                                        5
     SECTION 4      DIRECTOR EMERITUS                                        5
     SECTION 5.     QUARTERLY MEETINGS                                       5
     SECTION 6.     SPECIAL MEETINGS                                         5
     SECTION 7.     NOTICE                                                   6
     SECTION 8.     QUORUM                                                   6
     SECTION 9.     MANNER OF ACTING                                         6
     SECTION 10.    VACANCIES                                                6
     SECTION 11.    COMPENSATION                                             6
     SECTION 12.    PRESUMPTION OF ASSENT                                    6
     SECTION 13.    ACTION WITHOUT MEETING                                   6
     SECTION 14.    INFORMAL ACTION BY DIRECTORS                             7
     SECTION 15.    COMMITTEES GENERALLY                                     7
     SECTION 16.    EXECUTIVE COMMITTEE                                      7
     SECTION 17.    AUDIT COMMITTEE                                          8
     SECTION 18.    COMPENSATION COMMITTEE                                   8
     SECTION 19.    GOVERNANCE COMMITTEE                                     8
     SECTION 20.    GOVERNMENT/LEGAL AFFAIRS COMMITTEE                       8
     SECTION 21.    SALARY ADMINISTRATION; DIRECTORS
                     COMPENSATION                                            8

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ARTICLE IV.  INDEMNIFICATION                                                 9

     SECTION 1.     INDEMNIFICATION                                          9
     SECTION 2.     LIMITATION ON INDEMNIFICATION                            9
     SECTION 3.     BOARD DETERMINATION                                      9
     SECTION 4.     RELIANCE                                                 9
     SECTION 5.     AGENTS AND EMPLOYEES                                     9
     SECTION 6.     EXPENSES                                                10
     SECTION 7.     INSURANCE                                               10



ARTICLE V.  OFFICERS                                                        10

     SECTION 1.     TITLES                                                  10
     SECTION 2.     ELECTION AND TERM OF OFFICE                             10
     SECTION 3.     REMOVAL                                                 10
     SECTION 4.     CHAIRMAN OF THE BOARD OF DIRECTORS                      10
     SECTION 5.     PRESIDENT                                               11
     SECTION 6.     VICE PRESIDENTS                                         11
     SECTION 7.     SECRETARY                                               11
     SECTION 8.     TREASURER                                               11
     SECTION 9.     CONTROLLER                                              11



ARTICLE VI.  DEPARTMENTAL DESIGNATIONS                                      11

     SECTION 1.     DEPARTMENTAL DESIGNATIONS                               11



ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER                     12

     SECTION 1.     CERTIFICATES FOR SHARES                                 12
     SECTION 2.     TRANSFER OF SHARES                                      12
     SECTION 3.     LOST CERTIFICATES                                       12



ARTICLE VIII.FISCAL YEAR                                                    13



ARTICLE IX.  DIVIDENDS                                                      13



ARTICLE X.   SEAL                                                           13



ARTICLE XI.  WAlVER OF NOTICE                                               13



ARTICLE XII. AMENDMENTS                                                     13

ii.

BYLAWS

OF

  LOWE'S COMPANIES, INC.
 As Amended and Restated December 8, 1995




ARTICLE I. OFFICES


              The principal and registered office of the corporation in the State of North Carolina shall be located in the City of North Wilkesboro, County of Wilkes. The corporation may have such other offices either within or without the State of North Carolina, as the Board of Directors may designate or the business of the corporation may require from time to time.




ARTICLE II.  SHAREHOLDERS



              SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the last Friday in the month of May in each year, at an hour to be designated by the Chairman of the Board, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The meeting shall be held on the following business day at the same time in the event the last Friday in May shall be a legal holiday. If the annual meeting shall not be held on the day designated by this Section 1, a substitute annual meeting shall be called in accordance with the provisions of
Section 2 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.



              SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called by the Chairman of the Board, the President, or by a majority of the Board of Directors.



              SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of North Carolina, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. In the event the directors do not designate the place of meeting for either an annual or special meeting of the shareholders, the Chairman of the Board may designate the place of meeting. If the Chairman of the Board does not designate the place of meeting, the meeting shall be held at the offices of the corporation in North Wilkesboro, North Carolina.




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             SECTION 4. NOTICE OF MEETING. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the day of the meeting, by mail, by or at the direction of the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Such notice, when mailed, shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. When a meeting is adjourned it shall not be necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken unless a new record date for the adjourned meeting is or must be fixed, in which event notice shall be given to shareholders as of the new record date.



             SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.
For the purpose of determining shareholders entitled to notice of or to vote at the meeting or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 5, such determination shall apply to any adjournment thereof if the meeting is adjourned to a date not more than 120 days after the date fixed for the original meeting.



             SECTION 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the corporation shall make before each meeting of shareholders a complete list of the shareholders entitled to vote at such meeting arranged in alphabetical order and by voting group (and within each voting group by class or series of shares), with the address of and the number of shares held by each. For a period beginning two business days after notice of the meeting is given and continuing through the meeting, this list shall be available at the corporation's principal office for inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote any meeting of shareholders.
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             SECTION 7. QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting if a quorum of that voting group exists with respect to that matter. In the absence of a quorum at the opening of any meeting of shareholders, the meeting may be adjourned from time to time by the vote of the majority of the votes cast on the motion to adjourn. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a Bylaw adopted by the shareholders, or the North Carolina Business Corporation Act requires a greater number of affirmative votes.



             SECTION 8. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide a majority of them present at the meeting or if only one is present at the meeting then that one may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are divided as to the right and manner of voting in any particular case, and there is no majority, the voting of such shares shall be prorated.



             SECTION 9. VOTING OF SHARES. Except as otherwise provided by law, each outstanding share of capital stock of the corporation entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the Articles of Incorporation or Bylaws. Voting on all substantive matters shall be by a ballot vote on that particular matter. Voting on procedural matters shall be by voice vote or by a show of hands unless the holders of one-tenth of the shares represented at the meeting shall demand a ballot vote on procedural matters.



             SECTION 10. CONDUCT OF MEETINGS. At each meeting of the stockholders,the Chairman of the Board shall act as chairman and preside. In his absence, the Chairman of the Board may designate another officer or director to preside. The Secretary or an Assistant Secretary, or in their absence, a person whom the Chairman of such meeting shall appoint, shall act as secretary of the meeting.





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      At any meeting of stockholders, only business that is properly brought before the meeting may be presented to and acted upon by stockholders. To be properly brought before the meeting, business must be brought (a) by or at the direction of the Board of Directors or (b) by a stockholder who has given written notice of business he expects to bring before the meeting to the Secretary not less than 15 days prior to the meeting. If mailed, such notice shall be sent by certified mail, return receipt requested, and shall be deemed to have been given when received by the Secretary. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting,
b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation's stock beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. No business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 10. The chairman of a meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.





     Any nomination for director made by a stockholder must be made in writing to the Secretary not less than 15 days prior to the meeting of stockholders at which Directors are to be elected. If mailed, such notice shall be sent by certified mail, return receipt requested,and shall be deemed to have been given when received by the Secretary. A stockholder's nomination for director shall set forth (a) the name and business address of the stockholder's nominee, (b) the fact that the nominee has consented to his name being placed in nomination,
(c) the name and address, as they appear on the corporation's books, of the stockholder making the nomination, (d) the class and number of shares of the corporation's stock beneficially owned by the stockholder, and (e) any material interest of the stockholder in the proposed nomination.





     Notwithstanding compliance with this Section 10, the chairman of a meeting of stockholders may rule out of order any business brought before the meeting that is not a proper matter for stockholder consideration. This Section 10 shall not limit the right of stockholders to speak at meetings of stockholders on matters germane to the corporation's business, subject to any rules for the orderly conduct of the meeting imposed by the Chairman of the meeting. The corporation shall not have any obligation to communicate with stockholders regarding any business or director nomination submitted by a stockholder in accordance with this Section 10 unless otherwise required by law.










ARTICLE III. BOARD OF DIRECTORS




             SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by the Board of Directors except as otherwise provided by law, by the Articles of Incorporation or by the Bylaws.



             SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall not be less than six nor more than 12, one of whom shall be designated and elected by the Board as the Chairman of the Board of Directors and shall preside at all meetings of the Board of Directors. The Board may elect a Vice Chairman whose only duties shall be to preside at Board meetings in the absence of the Chairman. Directors need not be residents of the State of North Carolina or shareholders of thecorporation. Subject to the Articles of Incorporation, the Board of Directors shall each year prior to the annual meeting determine by appropriate resolution the number of directors which shall constitute the Board of Directors for the ensuing year.



             SECTION 3. FOUNDING DIRECTOR. A Founding Director is a person who was a director when it became a public company in 1961, who was a director on November 7,1980, and who has served continuously as a director since 1961.



             SECTION 4. DIRECTOR EMERITUS. A Director Emeritus is a director with prior service as a Founding Director. The Board of Directors may designate a Founding Director as a Director Emeritus. The Director Emeritus lifetime benefit is 50% of the Founding Director fee in effect at the time the Founding Director (whether an Employee Director or a Non-Employee Director) becomes a Director Emeritus.



             SECTION 5. QUARTERLY MEETINGS. Quarterly meetings of the Board of Directors shall be held at a time and place determined by the Chairman of the Board of Directors. Any one or more of the directors or members of a committee designated by the directors may participate in a meeting of the Board or Committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other and such participation in a meeting will be deemed presence in person.



             SECTION 6. SPECIAL MEETINGS. Special Meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, [the President] or two of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of North Carolina, as the place for holding any special meeting of the Board of Directors called by them.



5
             SECTION 7. NOTICE. Notice of any special meeting shall be given by either mail, facsimile or telephone. Notice of any special meeting given by mail shall be given at least five days previous thereto. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail properly addressed, with postage thereon prepaid. If notice is given by facsimile or by telephone, it shall be done so at least two days prior to the special meeting and shall be deemed given at the time the facsimile is transmitted or of the telephone call itself. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.


             SECTION 8. QUORUM. A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.


             SECTION 9. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise required by the Articles of Incorporation.


             SECTION 10. VACANCIES. Any vacancy occurring in the Board of Directors shall be filled as provided in the Articles of Incorporation.


             SECTION 11. COMPENSATION. The directors may be paid such expenses as are incurred in connection with their duties as directors. The Board of Directors may also pay to the directors compensation for their service as directors.


             SECTION 12. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


             SECTION 13. ACTION WITHOUT MEETING. Action taken by a majority of the Board, or a Committee thereof, without a meeting is nevertheless Board, or Committee, action if written consent to the action in question is signed by all of the directors, or Committee members, and filed with the minutes of the proceedings of the Board, or Committee, whether done before or after the action so taken.



6
              SECTION 14. INFORMAL ACTION BY DIRECTORS. Action taken by a majority of the directors without a meeting is action of the Board of Directors if written consent to the action is signed by all of the directors and filed with the minutes of the proceedings of the Board of Directors, whether done before or after the action so taken.




             SECTION 15. COMMITTEES GENERALLY. Committees of the Board of Directors shall be reestablished annually at the first Board of Directors Meeting held subsequent to the Annual Shareholders Meeting. Directors designated to serve on committees shall serve as members of such committees until the first Board of Directors Meeting following the next succeeding Annual Shareholders Meeting or until their successors shall have been duly designated. The Board of Directors may designate a committee chairman and a committee vice chairman from the membership for each committee established. In the absence of the designation of a committee chairman or vice chairman by the Board, a committee by majority vote may elect a chairman or vice chairman from its own membership.




             SECTION 16. EXECUTIVE COMMITTEE. (a) The Board may establish an Executive Committee comprising not less than three members. This Committee may exercise all of the authority of the Board of Directors to the full extent permitted by law, but shall not have power:


     i)   To declare dividends or authorize distributions;

     ii) To approve or propose to shareholders any action that is required to be approved by shareholders under the North Carolina Business Corporation Act;

     iii) To approve an amendment to the Articles of Incorporation of the Corporation;

     iv)  To approve a plan of dissolution; merger or consolidation;

      v) To approve the sale, lease or exchange of all or substantially all of the property of the Corporation;

     vi) To designate any other committee, or to fill vacancies in the Board of
          Directors or other committees;

     vii) To fix the compensation of directors for serving on the Board of Directors or any committee;

     vii) To amend or repeal the Bylaws, or adopt new Bylaws;

     ix) To authorize or approve reacquisition of shares, except according to a formula or method approved by the Board of Directors;




7
     x) To authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, unless the Board of Directors specifically authorizes the Executive Committee to do so within limits established by the Board of Directors;

     xi) To amend, or repeal any resolution of the Board of Directors which by its terms is not so amendable or repealable; or

     xii) To take any action expressly prohibited in a resolution of the Board of Directors.



             SECTION 17. AUDIT COMMITTEE. The Board may establish an Audit Committee comprising not less than three members, all of whom shall be non-employee directors. The Committee shall aid the Board in carrying out its responsibilities for accurate and informative financial reporting, shall assist the Board in making recommendations with respect to management's efforts to maintain and improve financial controls, shall review reports of examination by the independent auditors, and except as otherwise required by law, shall have authority to act for the Board in any matter delegated to this Committee by the Board of Directors. The Committee shall recommend to the stockholders at their annual meeting each year an independent certified public accounting firm as independent auditors for the corporation.



             SECTION 18. COMPENSATION COMMITTEE. The Board may establish a Compensation Committee comprising not less than three members, all of whom shall be non-employee directors. Except as otherwise required by law, the Compensation Committee shall have authority to act for the Board in any matter delegated to this Committee by the Board of Directors.



             SECTION 19. GOVERNANCE COMMITTEE. The Board may establish a Governance Committee comprising not less than three members, all of whom shall be non-employee directors. Except as otherwise required by law, the Governance Committee shall have authority to act for the Board in any matter delegated to this Committee by the Board of Directors.



            SECTION 20. GOVERNMENT/LEGAL AFFAIRS COMMITTEE. The Board may establish a Government/Legal Affairs Committee to consist of not less than three directors. Except as otherwise required by law, the Government/Legal Affairs Committee shall have authority to act for the Board in any manner delegated to this Committee by the Board of Directors.



            SECTION 21. SALARY ADMINISTRATION; DIRECTORS COMPENSATION.
The compensation of employees not covered by the Compensation Committee duties shall be the responsibility of the President, except that compensation of the Chairman's staff shall be the mutual responsibility of the Chairman and the President. The compensation of independent directors shall be recommended to the Board of Directors as a mutual responsibility of the Chairman and the President.
8
ARTICLE IV. INDEMNIFICATION



             SECTION 1. INDEMNIFICATION. In addition to any indemnification required or permitted by law, and except as otherwise provided in these Bylaws, any person who at any time serves or has served as a director or officer of the corporation, or in such capacity at the request of the corporation for any other corporation, partnership, joint venture, trust or other enterprise, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (i) reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (ii) payments made by him in satisfaction of any judgment, money decree, fine, penalty or reasonable settlement for which he may have become liable in any such action, suit or proceeding.



             SECTION 2. LIMITATION ON INDEMNIFICATION. The corporation shall not indemnify any person hereunder against liability or litigation expense he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. The corporation shall not indemnify any director with respect to any liability arising out of N.C.G.S. sec. 55-8-33 (relating to unlawful declaration of dividends) or any transaction from which the director derived an improper personal benefit as provided in N.C.G.S. sec. 55-2-02(b)(3).



             SECTION 3. BOARD DETERMINATION. If any action is necessary or appropriate to authorize the corporation to pay the indemnification required by this Bylaw the Board of Directors shall take such action, including i)making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnify due him, (ii) giving notice to, and obtaining approval by, the shareholders of the corporation, and (iii) taking any other action.



             SECTION 4. RELIANCE. Any person who at any time after the adoption of this Bylaw serves or has served in any of the capacities indicated in subsection (a) of this Bylaw shall be deemed to be doing or to have done so in reliance upon, and as consideration for,the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw.



             SECTION 5. AGENTS AND EMPLOYEES. The provisions of subsection (a) of this Bylaw shall not be deemed to preclude the corporation from indemnifying persons serving as agents or employees of the corporation, or in such capacity at the request of the corporation for any other corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by law.

9
             SECTION 6. EXPENSES. The corporation shall be entitled to pay the expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation against such expenses.



             SECTION 7. INSURANCE. As provided by N.C.G.S. sec. 55-8-57, the Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation has the power to indemnify him against such liability.



ARTICLE V. OFFICERS



             SECTION 1. TITLES. The officers of the corporation may consist of the Chairman of the Board of Directors, the President, and such Vice Presidents as shall be elected as officers by the Board of Directors. There shall also be a Secretary, Treasurer, Controller and such assistants thereto as may be elected by the Board of Directors. Any one person may hold one or more offices in the corporation. No officer may act in more than one capacity where action of two or more is required.



             SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board held after each annual meeting of the shareholders, or at any other meeting of said Board. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.



             SECTION 3. REMOVAL. Since officers serve at the pleasure of the Board, any officer may be removed at any time by the Board of Directors, with or without cause. Termination of an officer's employment with the Corporation by the appropriate official shall also end his term as an officer.

             SECTION 4. CHAIRMAN OF THE BOARD OF DIRECTORS. There shall be a Chairman of the Board of Directors elected by the directors from their members. The Chairman so elected by the directors shall be responsible to the Board of Directors and shall seek Board approval and guidance on major corporation strategies, policies, and objectives, including long-range planning, mergers, acquisitions, consolidations and liquidations. He shall also issue annual
10

reports and recommend dividend policies for Board approval and shall perform such other functions as the Board may require from time to time. The Chairman shall have power to sign any deeds, mortgages, bonds, contracts, or any other instruments or documents which may be lawfully executed on behalf of the corporation.


             SECTION 5. PRESIDENT. The office of President shall be held by a director of the corporation duly elected to said office by a majority vote of the Board of Directors, and shall be the Chief Executive Officer of the corporation, and shall have direct supervision and control of all of the business affairs of the corporation, not specifically allocated to the Chairman of the Board in these Bylaws, subject to the general supervision and control of the Board of Directors. The President shall have power to sign certificates for shares of the corporation and any deeds, mortgages, bonds, contracts, or any other instruments or documents which may be lawfully executed on behalf of the corporation. The President shall vote as agent for this corporation the capital stock held or owned by this corporation in any corporation. The President is authorized to delegate the authority to officers or employees of the corporation to execute and deliver agreements and other instruments on behalf of the corporation. The President is authorized to delegate the authority to execute and deliver agreements and other instruments to other officers and employees of the Corporation.


             SECTION 6. VICE PRESIDENTS. The duties of Vice Presidents shall be the performance of such functions and duties as shall be assigned by the President or the Board of Directors.


             SECTION 7. SECRETARY. The Secretary shall perform such duties and have such responsibilities as are assigned by the Board of Directors or the President.


             SECTION 8. TREASURER. The Treasurer shall perform such duties and have such responsibilities as are assigned to him by the Board of Directors or the President.


             SECTION 9. CONTROLLER. The Controller shall perform such duties and have such responsibilities as are assigned to him by the Board of Directors or the President.


ARTICLE VI. DEPARTMENTAL DESIGNATIONS



             SECTION 1. DEPARTMENTAL DESIGNATIONS. The President may establish such departmental or functional designations or titles pertaining to supervisory personnel as the President in his discretion deems wise. The designations or titles may be that of Senior Vice President, Vice President or such other term or terms as the President desires to utilize. The designation or title contemplated by this section is for the purpose of administration within the department or function concerned and is not with the intent of designating those individuals bearing such titles as general officers of the

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corporation. These individuals bearing these titles shall be known as administrative managers of the corporation.




ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER


             SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary, provided that where a certificate is signed by a transfer agent, assistant transfer agent or co-transfer agent of the corporation or with the duly designated transfer agent the signatures of such officers of the corporation upon the certificate may be by facsimile engraved or printed. Each certificate shall be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and class and date of issue, shall be entered on the stock transfer books of the corporation, as the transfer agent. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.



             SECTION 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of records thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. To the extent that any provision of the Rights Agreement between the Company and Wachovia Bank and Trust Company, N.A., Rights Agent, dated as of September 9, 1988, is deemed to constitute a restriction on the transfer of any securities of the Company, including, without limitation, the Rights, as defined therein, such restriction is hereby authorized by the Bylaws of the Company.



             SECTION 3. LOST CERTIFICATES. The Board of Directors may authorize the issuance of a new certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. In authorizing such issuance of a new certificate, the Board may require the claimant to give the corporation a bond or the Board, by resolution reciting that the circumstances justify such action, may authorize the issuance of the new certificate without requiring such a bond. This function or duty on the part of the Board may be assigned by the Board to the transfer agents of the common stock of the corporation.



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ARTICLE VIII. FISCAL YEAR

     The fiscal year of the Corporation shall be the 12 months ending January 31 of each year.




ARTICLE IX. DIVIDENDS

     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and as provided in a resolution of the Board of Directors.




ARTICLE X. SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, and the word "Seal".



ARTICLE XI. WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the charter or under the provisions of applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.



ARTICLE XII. AMENDMENTS

     Unless otherwise prescribed by law or the charter, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the directors. Unless otherwise prescribed by law or the charter, the shareholders entitled to vote in respect of the election of directors, however, shall have the power to rescind, amend, alter or repeat any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.




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